EXHIBIT 99.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Quarterly Report of Wells Real Estate Fund II (the “Registrant”) on Form 10-Q for the three month period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Douglas P. Williams, Chief Financial Officer of the corporate General Partner of the Registrant, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that, to the best of his knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ DOUGLAS P. WILLIAMS
Douglas P. Williams Chief Financial Officer May 9, 2003